UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): May 25, 2008

China Dongsheng International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26598	22-3137907
(Commission File Number)	(IRS Employer Identification No.)

Jilin Dongsheng Weiye Science and Technology Development Co., Ltd.
Jifeng East Road, Gaoxin District
Jilin, Jilin Province, PRC
 (Address of Principal Executive Offices)(Zip Code)

86-432-4566702
(Issuer’s telephone number)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Aidong Yu, Chief Financial Officer of China Dongsheng International, Inc. (the “Company”), resigned as Chief Financial Officer of the Company effective May 25, 2008.  Mr. Yu’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 25, 2008, the Board of Directors of the Company appointed Wen Jiang as Chief Financial Officer of the Company, effective immediately, to fill the vacancy created by Mr. Yu’s resignation.

Mr. Jiang is a Certified Public Account and has owned and operated the accounting firm of Wen Jiang & Company, PC in the state of Oregon since 1993. As a CPA, he has provided accounting, tax, and business consulting services to individuals and businesses. In 1989, Mr. Jiang obtained a Bachelor of Science in accounting from Eastern Oregon State University.

Mr. Jiang will receive a monthly cash compensation of $10,000 subject to certain conditions as set forth in the employment agreement dated May 25, 2008. In addition, he will receive 15,000 shares of the Company’s common stock every quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Dongsheng International, Inc.

Date: May 30, 2008	By:	/s/ Aidong Yu
Aidong Yu
Chairman and President